Exhibit 99.1

NEWS RELEASE

Charles River Laboratories Announces Governance Updates and

Strategic Review to Enhance Long-Term Stockholder Value

– Board Approves Appointment of Four New Directors –

– Strategic Planning and Capital Allocation Committee of the Board

to Conduct Comprehensive Strategic Review of the Company’s Business –

– Enters into Cooperation Agreement with Elliott Investment Management –

WILMINGTON, MA, May 7, 2025 – Charles River Laboratories International, Inc. (NYSE: CRL) today announced that four new directors will join its Board of Directors and that four long-time members of the Board will not seek re-election at the 2025 Annual Meeting of Shareholders. The Company also announced changes to its Board committees and a strategic review of the Company’s business focused on enhancing long-term value for shareholders.

Charles River’s Board of Directors has agreed to appoint four new directors, Steven Barg, Abe Ceesay, Mark Enyedy, and Paul Graves, who will join the Board effective following the 2025 Annual Meeting of Shareholders to be held on May 20, 2025. Four existing directors, Robert Bertolini, Deborah Kochevar, George Massaro and Richard Wallman, have announced their intentions to not seek re-election at the end of their previously elected terms at the 2025 Annual Meeting. Following the new director appointments, the Company's Board will consist of eleven directors, nine of whom will be independent.

As part of these actions, Martin Mackay, Ph.D. will serve as Lead Independent Director, Nancy Andrews, M.D., Ph.D. will serve as Chair of the Corporate Governance and Nominating Committee, and Reshema Kemps-Polanco will serve as Chair of the Compensation Committee. Virginia Wilson will remain Chair of the Audit Committee. Additionally, Steven Barg, Mark Enyedy and Paul Graves will join the Strategic Planning and Capital Allocation Committee, with Paul Graves serving as Chair. The Board will also establish a New Approach Methodologies and Science Committee (NAMS) through the combination of the Science and Technology and Responsible Animal Use committees, which will be chaired by Craig Thompson, M.D.

The Board, through the Strategic Planning and Capital Allocation Committee, will conduct a comprehensive strategic review and evaluation of Charles River’s business and prospects, including an examination of various alternatives to enhance long-term stockholder value. The committee will present its recommendations to the full Board upon completion of its review.

Charles River also announced a Cooperation Agreement with Elliott Investment Management L.P., Charles River’s largest investor, under which Elliott has agreed to customary standstill, voting, confidentiality, and other provisions.

James C. Foster, Chair, President and Chief Executive Officer of Charles River Laboratories said, “Charles River has a long track record of taking actions to navigate dynamic market conditions and position the Company for growth. The initiatives announced today are a continuation of this effort for the benefit of all our stakeholders. We are pleased to welcome Steven Barg, Abe Ceesay, Mark Enyedy, and Paul Graves to the Board, whose seasoned industry expertise, strong operational and leadership experience, and fresh perspectives will add significant value as we continue to execute our initiatives to optimize our operating performance and drive efficiencies across Charles River’s portfolio, and enhance long-term shareholder value.”

Mr. Foster continued, “We would also like to extend our gratitude to Robert Bertolini, Deborah Kochevar, George Massaro and Richard Wallman for their long-standing service to the Charles River Board. Their leadership, strategic counsel, and many contributions over the years have been instrumental in the growth of Charles River to become a leading global partner for the discovery and development of life-changing novel drugs and therapeutics.”

“We also welcome the opportunity to collaborate with Elliott Investment Management as we undertake these initiatives. They have deep experience in the healthcare space and have shown confidence in and commitment to enhancing the long-term potential of Charles River. Our Board and management look forward to working together to continue to position Charles River as the scientific partner of choice, poised to capture the significant opportunities ahead of us, and to deliver exceptional value for all our stakeholders,” Mr. Foster concluded.

Elliott Partner Marc Steinberg said, “Charles River plays a mission-critical role in biomedical research and development, and we have long admired the Company’s market-leading capabilities and strong competitive positioning under Jim Foster’s leadership. We believe that the Company’s current value is significantly disconnected from its underlying potential, and as Charles River’s largest investor, we see a substantial opportunity to unlock that value. The changes announced today – including the new additions to the Board and the undertaking of a comprehensive strategic review – are the right ones, and we look forward to continuing our constructive partnership with Jim Foster and the Charles River Board and leadership team.”

The Cooperation Agreement with Elliott will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission.

Gordon Dyal & Co. Advisory Group LP is serving as financial advisor and Davis Polk & Wardwell LLP is serving as legal counsel to Charles River.

New Board Member Biographies

Steven Barg is Global Head of Engagement at Elliott Investment Management L.P. and brings significant M&A and capital markets expertise, as well as public board experience in the CDMO/CRO space. Prior to joining Elliott in February of 2020, Mr. Barg spent 30 years in investment banking, most recently as a Participating Managing Director at Goldman Sachs. Mr. Barg established and led what became the firm's Global Activism and Shareholder Advisory practice; founded and led the M&A Capital Markets practice; and ran Asian Equity Capital Markets in Hong Kong. In addition, Mr. Barg served on both the Asian and Global Equity Commitments Committees and was Global Head of Diversity for the Investment Banking Division. Prior to joining Goldman Sachs, Mr. Barg served as a Managing Director in Equity Capital Markets at UBS and Credit Suisse, with postings in New York, Hong Kong, and London.

Mr. Barg previously served on the boards of Cardinal Health and Catalent. He holds an M.B.A. from the Stanford University Graduate School of Business and a B.A. from Wesleyan University. In addition, Mr. Barg was a Henry Luce Scholar in Hong Kong and a Coro Fellow in Public Affairs in New York.

Abe Ceesay is Chief Executive Officer of Rapport Therapeutics and has nearly two decades of executive and public company biopharmaceutical industry experience. Prior to joining Rapport, he served as President of Cerevel Therapeutics from May 2021 through February 2023, and was previously Chief Executive Officer of Tiburio Therapeutics. Prior to joining Tiburio, Mr. Ceesay held positions including Chief Operating Officer at scPharmaceuticals, Head of Commercial at Keryx Biopharmaceuticals, Vice President of Marketing at Ironwood Pharmaceuticals, and roles of increasing responsibility at Sanofi, formerly Genzyme.

Mr. Ceesay serves on the boards of Rapport Therapeutics, Pacira BioSciences, and Life Science Cares, as well as on the Board of Trustees at The Museum of Science in Boston. He holds an M.B.A. from Suffolk University’s Sawyer School of Management and a B.A. from Ithaca College.

Mark Enyedy has nearly three decades of combined general management, business development and legal experience in the biotechnology industry. He brings significant M&A and capital markets experience, as well as public healthcare board experience. He most recently served as the President and Chief Executive Officer of ImmunoGen from 2016 until it was acquired by AbbVie in 2024. Mr. Enyedy joined ImmunoGen from Shire plc, where he served as Executive Vice President and Head of Corporate Development, leading the company's strategy, M&A, and corporate planning functions and providing commercial oversight for the company's pre-Phase 3 portfolio. Previously, Mr. Enyedy served as Chief Executive Officer and a director of Proteostasis Therapeutics, following 15 years at Genzyme Corporation in diverse roles, most recently as President of the transplant, oncology, and multiple sclerosis divisions. Before joining Genzyme, Mr. Enyedy was an Associate with the Boston law firm Palmer & Dodge.

Mr. Enyedy serves on the board of BioMarin and previously served on the boards of ImmunoGen, Ergomed plc, LogicBio Therapeutics, Akebia Therapeutics, Fate Therapeutics, and Keryx Biopharmaceuticals, as well as The American Cancer Society of Eastern New England and The Biotechnology Innovation Organization. Mr. Enyedy holds a J.D. from Harvard Law School and a B.S. from Northeastern University.

Paul Graves is Chief Executive Officer of Rio Tinto Lithium (previously Arcadium Lithium until it was acquired by Rio Tinto in March 2025) and brings significant executive leadership and public company board experience, as well as investment banking and M&A expertise. Previously, Mr. Graves served as Chief Executive Officer of Livent and was an integral part of the merger with Allkem that created Arcadium Lithium. Previously, Mr. Graves was the Executive Vice President and Chief Financial Officer of FMC Corporation. Before joining FMC, he was a partner at Goldman Sachs, serving in a variety of roles, including as Head of Natural Resources for Asia and Global Head of Chemical Investment Banking.

Mr. Graves served on the board of Arcadium Lithium until its acquisition by Rio Tinto, and also previously served on the boards of Livent and Lydall. He holds a B.A. from Nottingham Trent University.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding: the Company’s plans or prospects, expectations and long-term goals associated with our business; the company's expectations concerning future financial and operating performance, including the company's commitment to, and ability to create long-term value for shareholders.

Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the impact of the events described herein, including results and impact of the Strategic Planning and Capital Allocation Committee’s comprehensive strategic review and evaluation of Charles River’s business and prospects; and finalizing the appointment of the anticipated new directors. Furthermore, these and other risks relating to the Company are set forth in the documents filed by Charles River with the Securities and Exchange Commission, including without limitation, the Risk Factors in both the Company’s Annual Report on Form 10-K filed February 19, 2025. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

# # #

Investor Contact:	Media Contact:
Todd Spencer	Amy Cianciaruso
Corporate Vice President,	Corporate Vice President,
Investor Relations	Chief Communications Officer
781.222.6455	781.222.6168
todd.spencer@crl.com	amy.cianciaruso@crl.com